CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-223714) of our report dated April 11, 2018 relating to the consolidated financial statements and financial statement schedules, which appear in AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 17, 2018